UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 19, 2015
Date of report (Date of earliest event reported)

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2015, we entered into new employment agreements (the “Employment Agreements”) with: (i) Michael Rice, our President and Chief Executive Officer (“CEO”); (ii) Dr. Aby J. Mathew, Ph.D., our Senior Vice President and Chief Technology Officer (“CTO”); (iii) Daphne Taylor, our Chief Financial Officer (“CFO”); (iv) Joseph Annicchiarico, our Chief Operating Officer (“COO”); (v) Todd Berard, who was promoted from Senior Director of Marketing to Vice President, Marketing (“V.P. Marketing”) effective February 19, 2015 and (vi) Matt Snyder, who was promoted from Senior Director, Sales Operations to Vice President, Global Sales (“V.P. Sales” and, together with the CEO, CTO, CFO, COO and V.P. Marketing, the “Executive Officers”) effective February 19, 2015.  None of the Employment Agreements is for a definite time period, but rather, each will continue until terminated in accordance with its terms.

The Employment Agreement with Michael Rice, our CEO, provides for a base salary of $400,000 per year and the potential for an annual incentive bonus in the sole discretion of the Board.  On February 19, 2015, the Board established Mr. Rice’s bonus eligibility for 2015 at $125,000.  If Mr. Rice’s employment is terminated without “Cause” (other than by reason of death or disability) or he resigns for “Good Reason,” he will be entitled to a lump sum payment equal to 12 months’ salary and a prorated portion of the current year’s target bonus amount; provided that if Mr. Rice’s employment is terminated without “Cause” upon or within 90 days following a “Change in Control,” Mr. Rice is entitled to a lump sum payment equal to 24 months’ salary, a prorated portion of the current year’s target bonus amount and an amount equal to the cost of 24 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums.

The Employment Agreement with Dr. Aby J. Mathew, Ph.D., our CTO, provides for a base salary of $345,000 per year.  If Dr. Mathew’s employment is terminated without “Cause” (other than by reason of death or disability), including upon or within 90 days of a “Change in Control,” or if he resigns for “Good Reason,” he will be entitled to a lump sum payment equal to 12 months’ salary.

The Employment Agreement with Daphne Taylor, our CFO, provides for a salary of $285,000 per year.  If Ms. Taylor’s employment is terminated without “Cause” (other than by reason of death or disability) or if she resigns for “Good Reason,” she will be entitled to a lump sum payment equal to six months’ salary; provided that if Ms. Taylor’s employment is terminated without “Cause” upon or within 90 days following a “Change in Control,” Ms. Taylor is entitled to a lump sum payment equal to 12 months’ salary and an amount equal to the cost of 12 months’ medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up amount with respect to such premiums.

The Employment Agreement with Joseph Annicchiarico, our COO, provides for a base salary of $285,000 per year.  If Mr. Annicchiarico’s employment is terminated without “Cause” (other than by reason of death or disability) or if he resigns for “Good Reason,” he will be entitled to a lump sum payment equal to three months’ salary; provided that if Mr. Annicchiarico’s employment is terminated without “Cause” upon or within 90 days following a “Change in Control,” Mr. Annicchiarico is entitled to a lump sum payment equal to 12 months’ salary.

The Employment Agreement with Todd Berard, our V.P. Marketing, provides for a base salary of $215,000 per year.  If Mr. Berard’s employment is terminated without “Cause” (other than by reason of death or disability), including upon or within 90 days of a “Change in Control,” or if he resigns for “Good Reason,” he will be entitled to a lump sum payment equal to three months salary.

The Employment Agreement with Matt Snyder, our V.P. Sales, provides for a base salary of $170,000 per year plus a quarterly commission of 0.75% of the Company’s gross revenue from its core business, including biologistex, but excluding contract manufacturing.  If Mr. Snyder’s employment is terminated without “Cause” (other than by reason of death or disability), including upon or within 90 days of a “Change in Control,” or if he resigns for “Good Reason,” he will be entitled to a lump sum payment equal to three months salary.

For purposes of each Employment Agreement, a “Change in Control” means (i) the consummation of a merger or consolidation of the Company with or into another entity, (ii) the dissolution, liquidation or winding up of the Company or (iii) the sale of all or substantially all of the Company’s assets.  The foregoing notwithstanding, a merger or consolidation of the Company shall not constitute a “Change in Control” if immediately after such merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of such continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to such merger or consolidation.

Under each Employment Agreement, “Cause” means the Company’s belief that any of the following has occurred:  (i) any breach of the Employment Agreement by the Executive Officer; (ii) any failure to perform assigned job responsibilities that continues unremedied for a period of 10 days after written notice to the Executive Officer by the Company; (iii) the Executive Officer’s malfeasance or misconduct in connection with the Executive Officer’s duties under the Employment Agreement or any act or omission of the Executive Officer which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, (iv) commission of a felony or misdemeanor or failure to contest prosecution for a felony or misdemeanor; (v) the Company’s reasonable belief that the Executive Officer engaged in a violation of any statute, rule or regulation, any of which in the judgment of the Company is harmful to the business or to Company’s reputation; (vi) the Company’s reasonable belief that the Executive Officer engaged in unethical practices, dishonesty or disloyalty; or (vii) any reason that would constitute “cause” under the laws the State of Washington.

Under each Employment Agreement, “Good Reason” for the Executive Officer to terminate his or her employment means the following: (i) the Company’s material breach of the terms of the Employment Agreement or any other written agreement between the Executive Officer and Company; (ii) the assignment to the Executive Oficer of any duties that are substantially inconsistent with or materially diminish the Executive Officer’s position prior to execution of the Employment Agreement; (iii) a material reduction of the Executive Officer’s salary, other than as a result of a general salary reduction affecting substantially all Company employees; (iv) any failure by the Company to obtain the assumption of the Employment Agreement by any successor or assign of the Company; or (v) a requirement that the Executive Officer be based at any office or location more than 50 miles from the Executive Officer’s primary work location prior to the effective date of the Employment Agreement.

Each of the Employment Agreements contains a covenant of the Executive Officer not to compete with the Company or solicit the Company’s employees, customers or suppliers for a period of one year after the date of termination.

The foregoing summaries are qualified in their entirety by reference to the text of the Employment Agreements, copies of which will be attached as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2015, the Company’s board of directors (the “Board”) approved the Employment Agreements.  A brief description of the Employment Agreements is set forth in Item 1.01 above and incorporated into this Item 5.02 by reference.

In addition, the Board approved 2014 incentive bonuses for the Executive Officers.  The 2014 incentive bonuses were granted as follows:

Executive Officer	2014 Incentive Bonus
Michael Rice, CEO	$150,000
Daphne Taylor, CFO	$33,534
Aby Mathew, CTO	$78,000
Joseph Annicchiarico, COO	$33,000
Matt Snyder, V.P. Sales	$20,700
Todd Berard, V.P. Marketing	$12,375

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Date: February 24, 2015	By:	/s/Daphne Taylor
Daphne Taylor
Chief Financial Officer